ELEVATE CREDIT ANNOUNCES SECOND QUARTER 2019 RESULTS

Elevate Credit announces strong second quarter earnings growth
Names Jason Harvison as Interim CEO

FORT WORTH, TX - July 29, 2019 - Elevate Credit, Inc. (NYSE: ELVT) (“Elevate” or the “Company”), a leading tech-enabled provider of innovative and responsible online credit solutions for non-prime consumers, today announced results for the second quarter ended June 30, 2019. The Company grew year-over-year net income by approximately 87%, primarily due to improved credit quality and lower customer acquisition costs. Additionally, the Company announced the resignation of CEO Ken Rees. Jason Harvison has been named as interim CEO, and Saundra Schrock as Chairman of the Board of Directors. Ken Rees will remain on the Elevate Board.

“Elevate continues to deliver strong earnings growth as a result of new underwriting models and strategies that have significantly reduced both fraud and credit losses” said outgoing CEO Ken Rees. “We remain on track to double net income for the second straight year. On a personal note, I have decided now is a good time to step aside as CEO. I am very proud to have led Elevate during this period of growth and transformation alongside Jason Harvison and the rest of the incredible leadership team. I look forward to continuing to serve on the Elevate Board of Directors.”

“On behalf of the Board and the Company, I want to thank Ken for his contributions to Elevate’s success,” said Saundra Schrock, Chairman of the Board. “I am confident the leadership transition will be seamless. The world-class leadership at Elevate, led by interim CEO Jason Harvison, is well-positioned to achieve even greater levels of earnings growth and shareholder value.”

“I am honored to have the opportunity to lead Elevate and build on the successes of the past few years as a public company,” said interim CEO Jason Harvison. “Thus far in 2019, we have delivered excellent performance with net income significantly higher than all of 2018. In the second half of the year, we intend to continue our focus on building a strong foundation for measured growth, further improving credit quality, and delivering value to our shareholders.”

Second Quarter 2019 Financial Highlights1

•
Net income: Net income for the three months ended June 30, 2019 totaled $5.8 million, up $2.7 million, or 87.1%, compared to $3.1 million in the second quarter of 2018. Fully diluted earnings per share for the second quarter of 2019 was $0.13, an increase from $0.07 per fully diluted share a year ago.

•
Revenue: Revenues decreased 3.6% for the second quarter of 2019 totaling $177.8 million compared to $184.4 million for the second quarter of 2018 due to a decline in the effective APR of the combined loans receivable. Revenues less net charge-offs totaled $98.2 million for the second quarter of 2019, an increase of 6.0% from $92.6 million in the second quarter of 2018.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable, and combined loan loss reserve are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

•	Combined loans receivable - principal: Combined loans receivable - principal totaled $601.2 million, an increase of $11.7 million, or 2.0%, from $589.5 million for the prior-year quarter.

•
Improving credit quality: The ending combined loan loss reserve, as a percentage of combined loans receivable, was 12.3%, lower than 12.9% reported for the prior-year period due to an improvement in credit quality and the continued maturation of the loan portfolio.

•
Customer acquisition cost: The average customer acquisition cost was $229 in the second quarter of 2019, which is lower than the targeted range of $250-$300 and lower than $260 for the prior-year quarter. The total number of new customer loans decreased from approximately 85,000 in the second quarter of 2018 to 71,000 in the second quarter of 2019.

•
Adjusted EBITDA margin: Adjusted EBITDA increased to $33.9 million, up 18.0% from $28.7 million in the second quarter of 2018. The Adjusted EBITDA margin for the second quarter of 2019 was 19.0%, up from 15.6% in the prior-year quarter.

Year-to-date 2019 Financial Highlights1

•
Net income: Net income for the six months ended June 30, 2019 totaled $19.1 million, up $6.5 million, or 51.6%, compared to $12.6 million in the first half of 2018. Fully diluted earnings per share was $0.43, an increase from $0.29 fully diluted per share a year ago.

•
Revenue: Revenues decreased 2.8% for the first half of 2019 totaling $367.3 million compared to $377.9 million for the first half of 2018 due to a decline in the effective APR of the combined loans receivable. Revenues less net charge-offs totaled $183.7 million for the first six months of 2019, down slightly from $184.1 million for the first six months of 2018.

•
Customer acquisition cost: The average customer acquisition cost was $226 in the first half of 2019, which is lower than the targeted range of $250-$300 and lower than $276 for the first half of 2018. The total number of new customer loans decreased from approximately 155,000 in the first half of 2018 to 121,000 in the first half of 2019.

•
Adjusted EBITDA margin: Adjusted EBITDA increased to $78.5 million, up 19.6% from $65.7 million in the first half of 2018. The Adjusted EBITDA margin for the first half of 2019 was 21.4%, up from 17.4% in the prior-year.

Liquidity and Capital Resources
The Company repaid $17.0 million in subordinated debt early during the second quarter of 2019. As previously disclosed in a press release issued on February 11, 2019, the Company announced amendments to the credit facilities for its four products with Victory Park Capital.

Additionally, the Company's Board of Directors authorized a share repurchase program providing for the repurchase of up to $10 million of our common stock through July 31, 2024. Repurchases will be made in accordance with applicable securities laws from time-to-time in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors. The stock buyback plan does not require the purchase of any minimum number of shares and may be implemented, modified, suspended or discontinued in whole or in part at any time without further notice. Any repurchased shares will be available for use in connection with equity plans and for other corporate purposes.

__________________________
1 Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal and combined loans receivable are non-GAAP financial measures. These terms are defined elsewhere in this release. Please see the schedules appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

Financial Outlook

The Company is revising the full year 2019 revenue guidance down while leaving the net income, diluted earnings per share and Adjusted EBITDA guidance unchanged. For the full year 2019, the Company expects total revenue of $750 million to $770 million, net income of $25 million to $30 million, or $0.55 to $0.65 in diluted earnings per share, and Adjusted EBITDA of $130 million to $140 million.

Conference Call

The Company will host a conference call to discuss its second quarter 2019 financial results on Monday, July 29th at 4:00pm Central Time / 5:00pm Eastern Time. Interested parties may access the conference call live over the phone by dialing 1-877-407-0792 (domestic) or 1-201-689-8263 (international) and requesting the Elevate Credit Second Quarter 2019 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The conference call will also be webcast live through Elevate’s website at http://www.elevate.com/investors.
An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 12, 2019, and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international), and providing the passcode 13692053, or by accessing Elevate’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "could," "would," "estimate," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our expectations of future financial performance including our outlook for full fiscal year 2019 (including all statements under the heading "Financial Outlook"); our potential to drive long-term earnings growth; our expectation of continued strong earnings through 2019 and that we will see the added benefit from new credit models and reduced cost of capital; and the Company’s targeted customer acquisition cost range of $250-$300. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the Company’s limited operating history in an evolving industry; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Company's most recent Annual Report on Form 10-K, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Elevate
Elevate (NYSE: ELVT), together with its bank partners, has originated $7.4 billion in non-prime credit to more than 2.3 million non-prime consumers to date and has saved its customers more than $5.6 billion versus the cost of payday loans. Its responsible, tech-enabled online credit solutions provide immediate relief to customers today and help them build a brighter financial future. The company is committed to rewarding borrowers’ good financial behavior with features like interest rates that can go down over time, free financial training and free credit monitoring. Elevate’s suite of groundbreaking credit products includes RISE, Elastic, Sunny and Today Card. For more information, please visit http://www.elevate.com.

Investor Relations:

Solebury Trout
Sloan Bohlen, (817) 928-1646
investors@elevate.com

or

Media Inquiries:

Vested
Ishviene Arora, (917) 765-8720
elevate@fullyvested.com

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Income Statements
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except share and per share amounts)	2019	2018	2019	2018
Revenues	$177,760	$184,377	$367,264	$377,914
Cost of sales:
Provision for loan losses	78,025	88,598	165,456	180,740
Direct marketing costs	16,194	22,180	27,348	42,875
Other cost of sales	8,562	6,566	13,622	12,895
Total cost of sales	102,781	117,344	206,426	236,510
Gross profit	74,979	67,033	160,838	141,404
Operating expenses:
Compensation and benefits	25,638	23,380	51,348	45,807
Professional services	8,860	8,374	18,559	16,686
Selling and marketing	2,205	2,403	4,051	5,355
Occupancy and equipment	5,179	4,630	10,231	8,749
Depreciation and amortization	4,324	2,962	8,590	5,677
Other	1,710	1,568	3,017	2,785
Total operating expenses	47,916	43,317	95,796	85,059
Operating income	27,063	23,716	65,042	56,345
Other expense:
Net interest expense	(17,947)	(19,263)	(37,166)	(38,476)
Foreign currency transaction loss	(710)	(1,231)	(97)	(475)
Non-operating loss	—	—	—	(38)
Total other expense	(18,657)	(20,494)	(37,263)	(38,989)
Income before taxes	8,406	3,222	27,779	17,356
Income tax expense	2,634	94	8,649	4,745
Net income	$5,772	$3,128	$19,130	$12,611

Basic income per share	$0.13	$0.07	$0.44	$0.30
Diluted income per share	$0.13	$0.07	$0.43	$0.29
Basic weighted average shares outstanding	43,681,159	42,561,403	43,514,862	42,386,660
Diluted weighted average shares outstanding	44,291,816	44,239,007	44,142,947	43,937,066

Elevate Credit, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	June 30, 2019	December 31, 2018
ASSETS
Cash and cash equivalents*	$63,399	$58,313
Restricted cash	2,491	2,591
Loans receivable, net of allowance for loan losses of $75,896 and $91,608, respectively*	535,405	561,694
Prepaid expenses and other assets*	11,990	11,418
Operating lease right of use assets	11,858	—
Receivable from CSO lenders	10,246	16,183
Receivable from payment processors*	27,129	21,716
Deferred tax assets, net	13,605	21,628
Property and equipment, net	47,629	41,579
Goodwill	16,027	16,027
Intangible assets, net	1,462	1,712
Derivative assets, net*	—	412
Total assets	$741,241	$753,273

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities*	$41,445	$44,950
Operating lease liabilities	16,160	—
State and other taxes payable	1,222	681
Deferred revenue*	15,246	28,261
Notes payable, net*	527,237	562,590
Total liabilities	601,310	636,482
COMMITMENTS, CONTINGENCIES AND GUARANTEES
STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	18	18
Additional paid-in capital	187,521	183,244
Accumulated deficit	(47,395)	(66,525)
Accumulated other comprehensive income (loss)	(213)	54
Total stockholders’ equity	139,931	116,791
Total liabilities and stockholders’ equity	$741,241	$753,273

* These balances include certain assets and liabilities of variable interest entities (“VIEs”) that can only be used to settle the liabilities of that respective VIE. All assets of the Company are pledged as security for the Company’s outstanding debt, including debt held by the VIEs.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, combined loans receivable - principal, combined loans receivable and combined loan loss reserve.

Adjusted EBITDA and Adjusted EBITDA margin

In addition to net income determined in accordance with GAAP, Elevate uses certain non-GAAP measures such as “Adjusted EBITDA” and "Adjusted EBITDA margin" in assessing its operating performance. Elevate believes these non-GAAP measures are appropriate measures to be used in evaluating the performance of its business.

Elevate defines Adjusted EBITDA as net income excluding the impact of income tax expense, non-operating loss, foreign currency transaction loss associated with our UK operations, net interest expense, share-based compensation expense and depreciation and amortization expense. Elevate defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA margin are useful supplemental measures to assist management and investors in analyzing the operating performance of the business and provide greater transparency into the results of operations of our core business. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Elevate’s core operating performance. Elevate includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.

Adjusted EBITDA and Adjusted EBITDA margin should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP. Management's use of Adjusted EBITDA and Adjusted EBITDA margin has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect expected cash capital expenditure requirements for such replacements or for new capital assets;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; and

•
Adjusted EBITDA does not reflect interest associated with notes payable used for funding customer loans, for other corporate purposes or tax payments that may represent a reduction in cash available to the Company.

Additionally, Elevate’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods.   The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to Elevate’s net income for the three and six months ended June 30, 2019 and 2018:

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2019	2018	2019	2018
Net income	$5,772	$3,128	$19,130	$12,611
Adjustments:
Net interest expense	17,947	19,263	37,166	38,476
Share-based compensation	2,476	2,010	4,911	3,647
Foreign currency transaction loss	710	1,231	97	475
Depreciation and amortization	4,324	2,962	8,590	5,677
Non-operating loss	—	—	—	38
Income tax expense	2,634	94	8,649	4,745
Adjusted EBITDA	$33,863	$28,688	$78,543	$65,669

Adjusted EBITDA margin	19.0%	15.6%	21.4%	17.4%

Supplemental Schedules

Revenue by Product

	Three Months Ended June 30, 2019
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$287,073	$243,691	$530,764	$50,173	$580,937
Effective APR	126%	98%	113%	219%	122%
Finance charges	$90,384	$59,317	$149,701	$27,330	$177,031
Other	387	288	675	54	729
Total revenue	$90,771	$59,605	$150,376	$27,384	$177,760

	Three Months Ended June 30, 2018
(Dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$277,281	$244,583	$521,864	$52,092	$573,956
Effective APR	137%	97%	118%	226%	128%
Finance charges	$94,716	$59,298	$154,014	$29,380	$183,394
Other	435	460	895	88	983
Total revenue	$95,151	$59,758	$154,909	$29,468	$184,377

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Revenue by Product, Continued

	Six Months Ended June 30, 2019
(Dollars in thousands)	Rise (US)(1)	Elastic (US)(2)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$288,941	$254,980	$543,921	$51,254	$595,174
Effective APR	129%	98%	115%	223%	124%
Finance charges	$185,269	$124,050	$309,319	$56,701	$366,020
Other	738	384	1,122	122	1,244
Total revenue	$186,007	$124,434	$310,441	$56,823	$367,264

	Six Months Ended June 30, 2018
(Dollars in thousands)	Rise (US)(1)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Average combined loans receivable – principal(3)	$289,565	$244,980	$534,545	$51,970	$586,515
Effective APR	138%	97%	119%	231%	129%
Finance charges	$197,924	$118,201	$316,125	$59,527	$375,652
Other	1,265	825	2,090	172	2,262
Total revenue	$199,189	$119,026	$318,215	$59,699	$377,914

(1)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(3)
Average combined loans receivable - principal is calculated using daily principal balances. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

Loan Loss Reserve by Product

	Three Months Ended June 30, 2019
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$39,350	$28,341	$67,691	$12,008	$79,699
Net charge-offs	(40,970)	(27,130)	(68,100)	(11,509)	(79,609)
Provision for loan losses	43,013	25,268	68,281	9,744	78,025
Effect of foreign currency	—	—	—	(236)	(236)
Ending balance	$41,393	$26,479	$67,872	$10,007	$77,879
Combined loans receivable(2)(3)	$324,620	$258,200	$582,820	$51,852	$634,672
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	10%	12%	19%	12%
Net charge-offs as a percentage of revenues	45%	46%	45%	42%	45%
Provision for loan losses as a percentage of revenues	47%	42%	45%	36%	44%

	Three Months Ended June 30, 2018
(Dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$44,209	$28,098	$72,307	$11,939	$84,246
Net charge-offs	(49,494)	(28,490)	(77,984)	(13,772)	(91,756)
Provision for loan losses	46,081	29,786	75,867	12,731	88,598
Effect of foreign currency	—	—	—	(557)	(557)
Ending balance	$40,796	$29,394	$70,190	$10,341	$80,531
Combined loans receivable(2)(3)	$305,674	$265,959	$571,633	$52,128	$623,761
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	11%	12%	20%	13%
Net charge-offs as a percentage of revenues	52%	48%	50%	47%	50%
Provision for loan losses as a percentage of revenues	48%	50%	49%	43%	48%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Loan Loss Reserve by Product, Continued

	Six Months Ended June 30, 2019
(Dollars in thousands)	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$50,597	$36,050	$86,647	$9,405	$96,052
Net charge-offs	(98,010)	(64,401)	(162,411)	(21,183)	(183,594)
Provision for loan losses	88,806	54,830	143,636	21,820	165,456
Effect of foreign currency	—	—	—	(35)	(35)
Ending balance	$41,393	$26,479	$67,872	$10,007	$77,879
Combined loans receivable(2)(3)	$324,620	$258,200	$582,820	$51,852	$634,672
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	10%	12%	19%	12%
Net charge-offs as a percentage of revenues	53%	52%	52%	37%	50%
Provision for loan losses as a percentage of revenues	48%	44%	46%	38%	45%

	Six Months Ended June 30, 2018
(Dollars in thousands)	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total

Combined loan loss reserve(2):
Beginning balance	$55,867	$28,870	$84,737	$9,052	$93,789
Net charge-offs	(112,941)	(58,175)	(171,116)	(22,682)	(193,798)
Provision for loan losses	97,870	58,699	156,569	24,171	180,740
Effect of foreign currency	—	—	—	(200)	(200)
Ending balance	$40,796	$29,394	$70,190	$10,341	$80,531
Combined loans receivable(2)(3)	$305,674	$265,959	$571,633	$52,128	$623,761
Combined loan loss reserve as a percentage of ending combined loans receivable	13%	11%	12%	20%	13%
Net charge-offs as a percentage of revenues	57%	49%	54%	38%	51%
Provision for loan losses as a percentage of revenues	49%	49%	49%	40%	48%

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

(2)	Not a financial measure prepared in accordance with GAAP. See the "Combined Loan Information" section for a reconciliation of this non-GAAP measure to the most comparable GAAP measure.

(3)	Includes loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

Customer Loan Data by Product

	Three Months Ended June 30, 2019
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	125,021	145,760	270,781	93,898	364,679
New customer loans originated	30,177	13,826	44,003	26,647	70,650
Former customer loans originated	18,850	18	18,868	—	18,868
Attrition	(38,277)	(17,043)	(55,320)	(27,659)	(82,979)
Ending number of combined loans outstanding	135,771	142,561	278,332	92,886	371,218
Customer acquisition cost	$243	$271	$252	$192	$229
Average customer loan balance	$2,253	$1,738	$1,989	$512	$1,620

	Three Months Ended June 30, 2018
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	127,263	138,555	265,818	86,791	352,609
New customer loans originated	27,149	26,305	53,454	31,692	85,146
Former customer loans originated	22,816	127	22,943	—	22,943
Attrition	(46,331)	(15,847)	(62,178)	(25,928)	(88,106)
Ending number of combined loans outstanding	130,897	149,140	280,037	92,555	372,592
Customer acquisition cost	$307	$234	$271	$243	$260
Average customer loan balance	$2,187	$1,711	$1,934	$519	$1,582

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Customer Loan Data by Product, Continued

	Six Months Ended June 30, 2019
	Rise (US)	Elastic (US)(1)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	142,758	166,397	309,155	89,449	398,604
New customer loans originated	47,542	18,664	66,206	54,920	121,126
Former customer loans originated	36,641	27	36,668	—	36,668
Attrition	(91,170)	(42,527)	(133,697)	(51,483)	(185,180)
Ending number of combined loans outstanding	135,771	142,561	278,332	92,886	371,218
Customer acquisition cost	$276	$277	$276	$165	$226

	Six Months Ended June 30, 2018
	Rise (US)	Elastic (US)	Total Domestic	Sunny (UK)	Total
Beginning number of combined loans outstanding	140,790	140,672	281,462	80,510	361,972
New customer loans originated	49,414	47,185	96,599	58,682	155,281
Former customer loans originated	38,199	216	38,415	—	38,415
Attrition	(97,506)	(38,933)	(136,439)	(46,637)	(183,076)
Ending number of combined loans outstanding	130,897	149,140	280,037	92,555	372,592
Customer acquisition cost	$318	$252	$286	$260	$276

(1)	Includes immaterial balances related to the Today Card, which expanded its test launch in November 2018.

Combined Loan Information
The Elastic line of credit product is originated by a third party lender, Republic Bank, which initially provides all of the funding for that product. Republic Bank retains 10% of the balances of all of the loans originated and sells a 90% loan participation in the Elastic lines of credit to a third party SPV, Elastic SPV, Ltd. Elevate is required to consolidate Elastic SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 90% of Elastic lines of credit originated by Republic Bank and sold to Elastic SPV, Ltd.
Beginning in the fourth quarter of 2018, the Company also licenses its Rise installment loan brand to a third party lender, FinWise Bank, which originates Rise installment loans in nineteen states. FinWise Bank initially provides all of the funding and retains 5% of the balances of all of the loans originated and sells a 95% loan participation in those Rise installment loans to a third party SPV, EF SPV, Ltd. Elevate is required to consolidate EF SPV, Ltd. as a variable interest entity under GAAP and the condensed consolidated financial statements include revenue, losses and loans receivable related to the 95% of Rise installment loans originated by FinWise Bank and sold to EF SPV, Ltd.
Elevate defines combined loans receivable - principal as loans owned by the Company plus loans originated and owned by third-party lenders pursuant to our CSO programs. In Texas, the Company does not make Rise loans directly, but rather acts as a Credit Services Organization (which is also known as a Credit Access Business), or, “CSO,” and the loans are originated by an unaffiliated third party. There are no new loan originations in Ohio commencing in April 2019, but the Company continues to have obligations as the CSO until the wind-down of this portfolio is complete. Elevate defines combined loan loss reserve as the loan loss reserve for loans owned by the Company plus the loan loss reserve for loans originated and owned by third-party lenders and guaranteed by the Company. The information presented in the tables below on a combined basis are non-GAAP measures based on a combined portfolio of loans, which includes the total amount of outstanding loans receivable that the Company owns and that are on the Company's condensed consolidated balance sheets plus outstanding loans receivable originated and owned by third parties that the Company guarantees pursuant to CSO programs in which the Company participates.
The Company believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the combined loan portfolio on an aggregate basis. The Company also believes that the comparison of the combined amounts from period to period is more meaningful than comparing only the amounts reflected on the Company's condensed consolidated balance sheets since both revenues and cost of sales as reflected in the Company's condensed consolidated financial statements are impacted by the aggregate amount of loans the Company owns and those CSO loans the Company guarantees.
The Company's use of total combined loans and fees receivable has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Rise CSO loans are originated and owned by a third party lender; and

•	Rise CSO loans are funded by a third party lender and are not part of the VPC Facility.
As of each of the period ends indicated, the following table presents a reconciliation of:

•	Loans receivable, net, Company owned (which reconciles to the Company's condensed consolidated balance sheets included elsewhere in this press release);

•	Loans receivable, net, guaranteed by the Company;

•	Combined loans receivable (which the Company uses as a non-GAAP measure); and

•	Combined loan loss reserve (which the Company uses as a non-GAAP measure).

	2018				2019
(Dollars in thousands)	March 31	June 30	September 30	December 31	March 31	June 30

Company Owned Loans:
Loans receivable – principal, current, company owned	$471,996	$493,908	$525,717	$543,405	$491,208	$523,785
Loans receivable – principal, past due, company owned	60,876	58,949	69,934	68,251	55,286	55,711
Loans receivable – principal, total, company owned	532,872	552,857	595,651	611,656	546,494	579,496
Loans receivable – finance charges, company owned	31,181	31,519	36,747	41,646	32,491	31,805
Loans receivable – company owned	564,053	584,376	632,398	653,302	578,985	611,301
Allowance for loan losses on loans receivable, company owned	(80,497)	(76,575)	(89,422)	(91,608)	(76,457)	(75,896)
Loans receivable, net, company owned	$483,556	$507,801	$542,976	$561,694	$502,528	$535,405
Third Party Loans Guaranteed by the Company:
Loans receivable – principal, current, guaranteed by company	$33,469	$35,114	$36,649	$35,529	$27,941	$21,099
Loans receivable – principal, past due, guaranteed by company	1,123	1,494	1,661	1,353	696	596
Loans receivable – principal, total, guaranteed by company(1)	34,592	36,608	38,310	36,882	28,637	21,695
Loans receivable – finance charges, guaranteed by company(2)	2,612	2,777	3,103	2,944	2,164	1,676
Loans receivable – guaranteed by company	37,204	39,385	41,413	39,826	30,801	23,371
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)	(1,983)
Loans receivable, net, guaranteed by company(3)	$33,455	$35,429	$36,903	$35,382	$27,559	$21,388
Combined Loans Receivable(3):
Combined loans receivable – principal, current	$505,465	$529,022	$562,366	$578,934	$519,149	$544,884
Combined loans receivable – principal, past due	61,999	60,443	71,595	69,604	55,982	56,307
Combined loans receivable – principal	567,464	589,465	633,961	648,538	575,131	601,191
Combined loans receivable – finance charges	33,793	34,296	39,850	44,590	34,655	33,481
Combined loans receivable	$601,257	$623,761	$673,811	$693,128	$609,786	$634,672
Combined Loan Loss Reserve(3):
Allowance for loan losses on loans receivable, company owned	$(80,497)	$(76,575)	$(89,422)	$(91,608)	$(76,457)	$(75,896)
Liability for losses on loans receivable, guaranteed by company	(3,749)	(3,956)	(4,510)	(4,444)	(3,242)	(1,983)
Combined loan loss reserve	$(84,246)	$(80,531)	$(93,932)	$(96,052)	$(79,699)	$(77,879)
Combined loans receivable – principal, past due(3)	$61,999	$60,443	$71,595	$69,604	$55,982	$56,307
Combined loans receivable – principal(3)	567,464	589,465	633,961	648,538	575,131	601,191
Percentage past due	11%	10%	11%	11%	10%	9%
Combined loan loss reserve as a percentage of combined loans receivable(3)(4)	14%	13%	14%	14%	13%	12%
Allowance for loan losses as a percentage of loans receivable – company owned	14%	13%	14%	14%	13%	12%

(1)	Represents loans originated by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(2)	Represents finance charges earned by third-party lenders through the CSO programs, which are not included in the Company's condensed consolidated financial statements.

(3)	Non-GAAP measure.

(4)	Combined loan loss reserve as a percentage of combined loans receivable is determined using period-end balances.